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EXHIBIT 11



                              MERCHANTS GROUP, INC.

                         Computation of Income Per Share
                      (in thousands except per share data)





                                                            Three Months                        Six Months
                                                           Ended June 30,                     Ended June 30,
                                                       1997             1998               1997              1998
                                                       ----             ----               ----              ----

Net income for computing earnings per
 common share - without dilution and
 fully diluted                                        $1,059            $1,520            $1,540            $2,866
                                                      ======            ======            ======            ======

Weighted average number of common shares
 outstanding - without dilution                        2,999             2,909             3,013             2,908
Addition from assumed exercise as of the
 beginning of the period of common stock
 options outstanding as of the end of the
 period, reduced by the number of shares
 assumed to have been repurchased by the
 company with the proceeds from exercise,
 at the average market value per share
 during the period                                         9                19                 9                14
                                                      ------            ------            ------            ------
Weighted average number of common shares
 and common share equivalents outstanding,
 basic and diluted                                     3,008             2,928             3,022             2,922
                                                      ======            ======            ======            ======

Earnings per share:
      Basic                                           $  .35            $  .52            $  .51            $  .99
                                                      ======            ======            ======            ======
      Diluted                                         $  .35            $  .52            $  .51            $  .98
                                                      ======            ======            ======            ======


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